U.S. Global Investors, Inc.
Annual Report on Form 10-K 1998                                          Page 61
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EXHIBIT 23.1 -- CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33012) pertaining to the 1989 Non-Qualified Stock Option Plan and the 1985 Incentive Stock Option Plan and Form S-8 (No. 33-25699) pertaining to the 1997 Non-Qualified Stock Option Plan of our report dated September 28, 1998, with respect to the consolidated financial statements of U.S. Global Investors, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 1998.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP

San Antonio, Texas
September 29, 1998